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                                                                   Exhibit 23(a)

BUCKLEY DODDS
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Chartered Accountants                      Suite 1140 - 1185 West Georgia Street
                                                  Vancouver, B.C. Canada V6E 4E6
                                                       Telephone: (604) 688-7227
                                                             Fax: (604) 681-7716

July 8, 1998




Securities Exchange Commission

Dear Sirs:

Re: Interactive Entertainment Limited, "the Company" (formerly Skygames
    International Inc.)
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We refer to the Form S-3 Registration Statement to be filed on or about July
8, 1998.

We consent to the use in the above mentioned Form S-3 Registration Statement of our report dated April 28, 1997, to the shareholders of the Company on the following financial statements:

     -  Consolidated balance sheets as at February 28, 1997 and February 29,
        1996;

     - Consolidated statements of operations, deficit and changes in financial position for the years then ended.

We report that we have read the Form S-3 Registration Statement and have no reason to believe that there are any misrepresentations in the information contained therein that is derived from the financial statements upon which we have reported or that is within our knowledge as a result of our audit of such financial statements.

This letter is provided to the Securities Regulatory Authority to which it is addressed pursuant to the requirements of their securities legislation and not for any other purpose.

Yours truly,


/s/ Buckley Dodds

BUCKLEY DODDS
Chartered Accountants


==================================== A Partnership of Incorporated Professionals

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                                                                   Exhibit 23(c)


                        Consent of Independent Auditors


We consent to the reference to our firm under the caption "Experts" in Amendment No. 2 to the Registration Statement (Form S-3 No. 33-48759) and related Prospectus of Interactive Entertainment Limited for the registration of 3,524,508 shares of its common stock and to the incorporation by reference therein of our report dated February 11, 1998 (except for the second paragraph of Note 14, as to which the date is March 19, 1998), with respect to the consolidated financial statements and schedule of Interactive Entertainment Limited included in its Annual Report (Form 10-K/A No. 2) for the ten months ended December 31, 1997, filed with the Securities and Exchange Commission.

                                       /s/ Ernst & Young LLP

Memphis, Tennessee
July 3, 1998